Form C

Cover Page

Name of issuer:

MOBODEXTER INC

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 11/22/2013

Physical address of issuer:

616 Corporate Way,
Suite 2-6564
Valley Cottage NY 10989

Website of issuer:

http://www.mobodexter.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

3/12/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$57,442.00	$62,856.00
Cash & Cash Equivalents:	$24,475.00	$20,421.00
Accounts Receivable:	$4,152.00	$20,129.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$205,606.00	$151,680.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$936.00	$571.00
Net Income:	($67,075.00)	($62,396.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

MOBODEXTER INC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Kavitha Gopalan	Co-Founder & Chief Marketing Officer	Mobodexter	2014
Chandramouli Srinivasan	Co-Founder, CEO, President	Mobodexter	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Kavitha Gopalan	Co-Founder & Chief Marketing Officer	2014
Chandramouli Srinivasan	Co-Founder	2013
Chandramouli Srinivasan	CEO	2013
Chandramouli Srinivasan	President	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Kavitha Gopalan	10000 Preferential Class-A	50.0
Chandramouli Srinivasan	10000 Preferential Class-A	50.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> IoT is an evolving field where there are no defined technology standards or practices and organizations are still evaluating their implementation strategy. Hence PAASMER has the risk of staying relevant in this context.
>
> PAASMER has acquired a few customers and is working on a strong pipeline of leads who want to implement IoT solution in the short-term or long-term. Hence there is risk of these leads not converting into a client in the near term.
>
> PAASMER's current revenue generation is nominal given that this is platform launched in 2016 and revenue generation is expected to be exponential over a period of time. There is potential risk that the revenue generation is turns out to be linear.
>
> PAASMER's access to capital is very small and there is a lot of development and sales work to be done to catch up with the fast paced competitors in the market. Some of the competitors have raised up to $65 Million funds to be aggressive in the market. There is a potential risk that smaller fund avialability could impact the ability to sell aggressively to the market.
>
> Many established players like Amazon, Google, Microsoft, Oracle, SalesForce, SAP have launched their IoT cloud platform and are offering free 1 year cloud subscription to everyone signing up. This has a potential risk for us to offer similar subscription on the cloud side and this could impact our revenue projection for the cloud subscription part of the revenue component.
>
> PAASMER's partner ecosystem especially on the System Integration partners is not strong. This is a potential risk for delivering large scale enterprise projects as well for having two way revenue contribution by PAASMER and partners. This could impact our ability to sign large deal clients.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Funds will be used for critical sales/marketing programs

---

If we raise: **$75,000**

Use of Proceeds: Funds will be used for critical sales/marketing programs and further product development roadmap work

---

If we raise: **$100,000**

Use of Proceeds: Funds will be used for sales/marketing programs, product development work and partner/Developer ecosystem building programs

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$15 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$15 million**) divided by (b) the total amount of the Company's capitalization at that time.
- Investors contributing to the first $100,000 of the campaign have a Valuation Cap of $14 million for the portion of their investment that is part of the first $100,000.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$50,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$50,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Execution. Investors who invest less than **$50,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$15 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$50,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$50,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Class A	2,400,000	2,400,000	Yes	Yes
Class B	3,000,000	0	Yes	Yes
Common Stock			Choose	No
Debt Securities			Choose	No
Other			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	3,000,000
Options:	Class B
Other Rights: 1 Vote per share	Dividend

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$15 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$15 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company has taken several loans from the Founders and their Family over the past few years in which the loan proceeds are to be used to create a working capital to suffice the funding needs of IoT platform development and release. The Company has been utilizing these loans for its operations in U.S.A. and India to fund working capital needs for furthering the IoT product development efforts. These loans amounts to $45,000 in United States and $188,880 in India until Q2'2016 and the Company is liable to pay market interest rates of 18% per annum in United States and 20% per annum in India against these loans. Payment of interests for these loans have been deferred until the company's break-even point.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview:
We are a growing provider of technology-enabled business-to-business solutions for building Internet of Things solutions to businesses. We leverage our proprietary technology, deep expertise and supplier and vendor relationships to help enterprises and organizations of varying sizes to build and launch their IoT solutions that are either deployed internally to gain higher efficiencies or launch externally as a new revenue generation opportunity.
Our Product Engineering Services business represented 90% of our total revenue and Consultancy Services business represented 10% of our total revenue during the year ended 31st Dec 2015. In Jan 2016, Our IoT Platform – PAASMER started generating revenue and is growing at 100% a quarter.

PAASMER based IoT solutions consist primarily of our sensor & gateway hardware and Fogos – A gateway operating system, Mobile applications, cloud and data analytics for our clients. While we were building PAASMER to launch in 2016, we generated revenue from two principal service lines over the past years – Product Engineering Services and Consultancy Services. Our services revenue was a rapidly growing area of our business, with growth in the year ended 2015 of 40% as compared to the same period in the prior year.

We originally founded our business in 2013 to technology products and services. As we have grown and evolved since that time, we had the following key milestones in the development of our business:
Nov 2013 Inception of MoboDexter in U.S.A. & India
Dec 2013 Signed up Intel & SanDisk as Services clients.
Mar 2014 Achieved profitability from revenue & started IoT Product development
July 2014 Revenue & profits touched peak in Services.
Sep 2014 Inception of MoboDexter in Singapore
Dec 2014 Completed architecture for IoT solution
Mar 2015 Completed Proof of Concept for IoT gateway & software stack
Oct 2015 Signed up intel, Advantech & Qualcomm as hardware partners
Nov 2015 Signed up Gartner Inc. as advisor to MoboDexter
Jan 2016 Started onboarding clients on Paasmer
Feb 2016 IoT solution platform got marketing name as "Paasmer"
Mar 2016 Paasmer launch & solution demo done in IoTAsia 2016
Apr 2016 Paasmer got coverage in international media

As an early-stage company, we have experienced losses thus far in our operating history across 3 countries majorly United States; India & Singapore, although these losses are diminishing:

Our total revenue grew to $205,606 during the year ended 31st December 2015, Up from $151,680 during the previous year.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

General risks affecting the technology industry (including, without limitation, the inability to enter into or renew client agreements, dependence on client's financial condition, and competition from other IoT platform providers);

Risks associated with the availability and terms of construction and mortgage financing and the use of debt to fund acquisitions and developments;

Demand for Internet of Things in the Company's markets and the effect on adoption and budget allocations for IoT.

The Company's ability to obtain financing, enter into joint arrangements in relation to or self-fund the development or acquisition of new technology;

Risks associated with the timing and amount of revenue generated and the resulting gains/losses associated with sales;

Failure to manage effectively our growth and expansion into new markets or to integrate acquisitions successfully;

Risks and uncertainties affecting property development and construction (including, without limitation, project delays, cost overruns);

Risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets;

Costs of compliance with the Americans with Disabilities Act and other similar laws and regulations;

Potential liability for uninsured losses and environmental contamination; and

Risks associated with our dependence on key personnel whose continued service is not guaranteed.

Liquidity. The following table summarizes our cash and cash equivalents, accounts receivable, net working capital and cash flows for the periods indicated:
Cash:
Substantially all of the Company's cash is held in a large, widely recognized bank, which management considers financially stable. Cash balances were approximately $20,000 and $24,000 as of December 31, 2014 and 2015, respectively.

Accounts Receivable:
Accounts receivable consist of amounts the Company has invoiced to customers for services and which the Company has not yet collected. Such amounts totaled approximately $20,000 and approximately $4,000 at December 31, 2014 and 2015, respectively.

We expect that the proceeds of this offering will improve our liquidity and provide additional capital to pursue platform development, sales and marketing and partner ecosystem development. The proceeds of this offering are necessary to the viability of our business, it will be integral to growing our PAASMER revenue and gross margin over the next couple of years.

Capital Resources.

Other Current Assets:
Other current assets consist primarily of prepayments for expenses. Such amounts totaled
approximately $10,000 and $20,000 at December 31, 2014 and 2015, respectively.

Equipment:
Equipment, net of accumulated depreciation, consists of tangible equipment, such as computer equipment, office equipment and furniture and fixtures, purchased by the Company. Computer equipment and office equipment are being depreciated over a period of three years. Furniture and fixtures are being depreciated over a period of five years.
The net equipment balances were approximately $12,000 and $9,000 as of December 31, 2014 and 2015, respectively. Depreciation expense totaled approximately $20,000 and $61,000 during the years ended December 31, 2014 and 2015, respectively.

Historical Results of Operations.

MoboDexter's consolidated revenue were at $151,680 in 2014 and $205,606 in 2015. Operational expenses stood at $215,670 & $274,566 in 2014 and 2015 respectively. Hence the net income stood at a loss of $62,396 & $67,075.

We expect our revenue to grow at increasing rates in the current fiscal year and in the coming few fiscal years, due to PAASMER IoT Platform revenue growth addition to our existing revenue portfolio.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Chandramouli Srinivasan, certify that:

(1) the financial statements of MOBODEXTER INC included in this Form are true and complete in all material respects; and

(2) the tax return information of MOBODEXTER INC included in this Form reflects accurately the information reported on the tax return for MOBODEXTER INC filed for the fiscal year ended 2016.

Chandramouli Srinivasan
Co-Founder, CEO, President

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.mobodexter.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

by Wefunder Portal LLC

INVEST IN MOBODEXTER

Backend software platform makes it easy to launch any IoT company



0
investors

$0
raised of $50K-$100K goal

Future Equity (SAFE)

$15M valuation cap

A SAFE gives you the right to future shares in PAASMER. If you invest, you're betting the company will be worth more than $15M in the future.

INVEST $50,000+ FOR VOTING RIGHTS

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE ASK QUESTION

> *Mobodexter makes it simple for Internet of Things companies to build and launch. We handle all the complicated backend software so teams can focus on beautiful products. Just like Amazon Web Services supports millions of websites, Mobodexter will be the out-of-the-box foundation that powers the entire IoT industry. Eventually every smart lightbulb, thermostat, bluetooth and wifi device will rest on our Paasmer software. Mobodexter is the foundation of a connected future that's only just begun.*

Chandramouli Srinivasan
CEO, MOBODEXTER

KEY FACTS

- Partners include: Amazon, Intel, Gartner, Qualcomm, and Microsoft.
- Generated revenues within 3 months of platform launch by signing clients from each of the top IoT Verticals like Connected Home, M2M, Retail and HealthCare.
- Already built & delivered an Alexa enabled smart power hub that transforms legacy appliances to smart, connected power managed devices.
- $200k+ raised outside of Wefunder.

OUR AMBITION

Nest and Sonos were the tip of the iceberg—connected devices or Internet of Things has emerged as the next frontier of technology to make our lives better by seamlessly connecting humans to our environment. Our platform is ready - we've already partnered with Amazon for robust cloud storage and Intel, Qualcomm, Advantech and Microsoft to simplify IoT hardware. This industry is about to explode and Mobodexter will be the backend software that powers an entire connected hardware revolution.

DOCUMENTS

- PAASMER_Animation.mp4
- Retail_Experience.mp4
- Online_Genertor_Monitoring_CaseStudy.mp4
- Whitepaper_on_Internet_of_Things_for_Healthcare.pdf

INVESTOR PERKS

EARLY BIRD BONUS: $14M Valuation Cap
Investors who fund the first $100,000 of this fundraise will invest at a $14M Valuation Cap.

$100+ 1) You will receive personalized periodic updates from our founders on latest products and developments on PAASMER and IOT market trends.

$1,000+ 1) You will receive personalized periodic updates from our founders on latest products and developments on PAASMER and IOT market trends 2)PAASMER branded Tshirt and Cup.

$5,000+ 1) You will receive personalized periodic updates from our founders on latest products and developments on PAASMER and IOT market trends. 2)Receive one smart home automation product created exclusive using PAASMER platform. 3)Become part of beta validation program and receive early exclusive access to IOT products.

$10,000+ 1) You will receive personalized periodic updates from our founders on latest products and developments on PAASMER and IOT market trends. 2) Receive one smart home automation product created exclusive using PAASMER platform. 3) Become part of beta validation program and receive early exclusive access to IOT products. 4) Receive FREE invitation to PAASMER IOT Platform Events

mobodexter.com

#IOT #PLATFORM #PAAS #PAASMER

$25,000+ 1) You will receive a one-time 25% discount on the platform on-boarding price for yourself or for your referral. 2) You will receive personalized periodic updates from our founders on latest products and developments on PAASMER and IOT market trends. 3) Receive one smart home automation product created exclusive using PAASMER platform. 4) Become part of beta validation program and receive early exclusive access to IOT products. 5) Receive FREE invitation to PAASMER IOT Platform Events

WHY I LIKE MOBODEXTER

Don't make the mistake of underestimating the Internet of Things and it's radical effect on business. Companies like UPS, Boeing, GM and Starbucks (to name a few) are all embracing IoT. Yet the current strategy to build backend IoT software in house stifles innovation and costs companies huge profits in the long run. They need an end-to-end solution to make it simple to launch new products without the headache of complicated backend systems.

The MoboDexter team has developed the flexible and versatile software that ties it all together and makes it simple for companies to focus on real innovation and not just the costly foundational infrastructure.

In the long term, PAASMER's goal is to enable Artificial intelligence so that Things can act with their own intelligence in the best interest of the user. MoboDexter has arrived at the perfect time just when the the IoT industry is about to hit exponential growth. This is an incredible value proposition and opportunity for their investors.



Dilraj Ghumman

INVESTOR IN MOBODEXTER AND SERIAL ANGEL WITH 38 INVESTMENTS ON WEFUNDER

THE BUZZ ABOUT MOBODEXTER

PAASMER fills an important gap existing in the market today and that is to protect existing cloud investments of enterprises to implement their IoT solution. That is a good niche for the platform to target. Enterprises are going to like it.

Benoit J. Lheureux

VP at Garnter Inc

MoboDexter's IoT Platform as a Service, named PAASMER, has been built with an inside-out approach from gateway upwards or downwards that makes it more versatile and flexible to integrate than existing platforms

Raconteur

International Media

The reason I chose PAASMER is because of its extreme flexibility, affordability and scalability characteristics. I am able to clearly validate the characteristics during implementation by the ease of integration of the platform IP components and pricing model of the platform. I haven't see anyone else enabling everything end-to-end for an IoT Solution

A Client

HealthCare Domain

PAASMER looks very interesting and that's the reason we chose to work together for Retail vertical.

Jags Krishnamurthy

COO at ObjectEdge (Retail Partner)


How to choose your
IoT Platform Architecture?

How to choose your IoT Platform Architecture?

August 17, 2016

IoT Platforms are the key for the development of scalable IoT applications and services that connect the real and virtual worlds between objects, systems and people. However, as the IoT Platform market represents a truly new segment that was



Innovative and cost effective: the next generation of IoT - raconteur.net

July 8, 2016

As the internet of things has grown so have platforms required to build end-to-end IoT solutions that take data out of sensors, while there have also been innovations in data aggregation gateways, the software development kits for cloud and mobile

PAASMER Allows Business to Launch their IoT Products

Our partnership with hardware vendors allow the clients to choose the right hardware for their IOT product and our ready-to-use, easy-to-deploy software for various components like IOT Gateway, Connection software, Mobiles applications, Cloud and Analytics gives the flexibility to launch an IOT product within months. We can enable an IOT solution at the fastest time of one month from conception to launch.


SUCCESS
INCOME

The Problem

- Most IoT Platforms in the market are Cloud or Enterprise based platform architectures which allows Things to connect and leverage the cloud.

- Businesses have to figure out a way to design their edge side of the architecture by working with System Integrators.

- They need to build the IoT skill, identify various partners for implementing IoT solutions.

- Results in complex, costly and time consuming efforts for enterprises looking to build TTM Iot solutions.



The Solution

- PAASMER is a true IoT platform and aims to be a single stop for customers looking to build IoT solutions.

- Our software manages the edge components with an edge centered self sufficient solution.

- PAASMER provides lots of build-in components for faster TTM solution.

- We provide Edge Side Analytics and seamless integration to any cloud of clients choice.

We're Growing Fast

"PAASMER fills an important gap existing in the market today and that is to protect existing cloud investments of enterprises to implement their IoT solution. That is a good niche for the platform to target. Enterprises are going to like it."
- Benoit J. Lheureux, Iot Research VP at Gartner

$22,000 monthly recurring revenue so far	**6** enterprise customers so far (like Intel)	**100%** customer acquisition growth quarter over quarter

Our Partners are Industry Leaders

"I like the extreme flexibility and affordability claim of the platform as I can see them reflected in the way the platform is architected and priced to scale for our unique business needs."
- Tushar, CEO of SmartifyHealth

Our Features

Fastest Time-to-Market

PAASMER allows clients to launch an IoT product in a short time, as all the components required for the end-to-end solution are prebuilt and ready-to-use.

Affordability

We offer the entire solution at an extremely affordable price with flexibility on picking the components needed by customers for their solution.

Wide-Range of Components

We provide a rich array of components ranging from compatible hardware, communication protocols, analytics cloud and value-added services.

Extreme Flexibility

Clients have the flexibility to not remain locked into any of their choices by having software layers that transition smoothly. We also can accommodate existing client platforms.

Analyze

Analyse the data using powerful intelligence on gateway or cloud using automated machine learning tools for immediate insights and actions.

PAASMER Powered Products



A Smart Power solution for the Smart Home that control and manages power of all connected devices.



A Voice based services order and control platform that can integrate into all essentials services in a smart city.


P

A GPS-Based Smart Parking solution that helps identifying free parking slots in a smart city.



A remote generator monitoring solution that helps to manage the generators efficiently and effectively.



A health-care solution that helps in managing patients vitals and hospital lab equipment in efficient and effective way.


IMPLEMENTING IOT IN RETAIL

A retail solution that guides consumers to best offers in a mall and shop owners to push offers based on consumer interest.

What We've Achieved So Far

- **November 2013** — Inception of Mobodexter in USA and India with HQ in NY
- **December 2013** — Signed up Intel & Sandisk as Clients for P.E.S.
- **March 2014** — Achieved Profitability from Revenue & Started IOT R&D.
- **December 2014** — Completed Architecture for IOT Solution
- **October 2015** — Signed up Intel, Advantech & Qualcomm as Hardware Partners.
- **December 2015** — Software Achieved Beta and Platform Pre-Launched
- **January 2016** — Started Onboarding Clients on Paasmer
- **March 2016** — Paasmer Launch Solution Demo Done in Iotasia 2016
- **April 2016** — Paasmer Recieves International Media Coverage.

Our Deck


Funding


Revenue Model


Key Differentiators


Competitive Landscape


Go-To-Market Strategy


Market Opportunity

MEET THE FOUNDERS

CoFounded by Ex-Intel Veterans



Chandramouli Srinivasan

CEO

Overall 17+ years of experience in software domain with strong technology and business skills. An Ex-Intel. Has been instrumental in leading MoboDexter's global execution and business operations.



Kavitha Gopalan

CMO

Has 16+ years overall experience in technical marketing with strong client and partner engagement skills. An Ex-Intel. Has been instrumental in driving partner and client strategy and execution.

DETAILS

– COLLAPSE ALL

What's new about what you're making? How is it different? ^

We are only few of the companies offering Edge centric IoT Platform architecture and our architecture defines a unique edge centric self-sufficient implementation model of building an IoT solution. The cloud part of the solution is offered to accommodate flexible hybrid models.The key differentiation and unique aspects of our Edge/Gateway centric architecture
that is unique to PAASMER compared to existing IoT Platforms are
1) Best In Class High Speed Edge Database
2) Innovative Edge Analytics
3) Modular Edge OS
4) Innovative Edge & Cloud Security
5) Dynamic Cloud Management

How big is the market? ^

Data from our advisor, Gartner Inc, states that IoT Platform market is expected to touch USD 900 Million in 2016 and expected to double in 2017.

Who are your competitors? How are you different? ^

Ayla Networks - PAASMER differs from Ayla as a platform that is much more Flexible to integrate; Efficient to help clients for a faster Time To Market; Ayla is more focused in enabling ODMs while PAASMER is focused on 4 major verticals like Connected Home; HealthCare; M2M & Retail

Machineshop - PAASMER differs from Machineshop in giving the complete operating system bundled with all libraries for clients to easily integrate while Machineshop gives only the libraries required. Hence the time to take to integrate an IoT solution is lower in PAASMER.

What do you understand about your business that others don't get? ^

IoT Platform comprises of two solution components mainly Edge (Internal) and Cloud (External). Most of the IoT platform (about 90%) focuses on Cloud part of the platform only. Most times our prospects are tempted to use Cloud to build their IoT solution. However in the longer run the platform costs would spiral as the data grows on the cloud. It is important that the most critical and complex Edge part is designed in a efficient way to keep the platform costs nominal on the long run. Hence PAASMER's focus is to enable the edge to be more powerful by providing all the key components including analytics the Edge. This means PAASMER makes sensors and gateway more powerful by enabling them with the power of Fog computing.

What's your biggest risk? What keeps you up at night? ^

Every month new platforms are getting launched and most of the Hyper-scale cloud players like Microsoft, Google, Amazon, Oracle etc. have also launched their IoT platforms. It is important to clearly articulate the differentiation and demonstrate the value of the platform to our potential leads and clients. This will offer a key differentiation both from technology and business standpoints.

How will you make money? ^

The revenue generation comes for the platform comes from three different streams:
1) Professional & Consultancy services to build the solution.
2) Licensing fees on the gateway OS
3) Subscription fees on the cloud.

We expect the services component to be higher in the initial phases and then taper down as we engage more partners to enable our clients.

How do you acquire customers? ^

Our strategy for acquiring customers are through
1) Referrals from our existing customer base.
2) Social Media marketing - Lead generation and lead nurturing programs through social media campaigns.
3) Marketing - Trade-shows; Email campaign; Weekly Newsletters to leads
4) Sales - Inbound & Outbound sales process that involves calls; meetings & demo.

Do you already have clients? Are they doing internal or external projects? ^

Yes, we already have clients and we are revenue generating from our clients. Majority are building their products using PAASMER technology to bring their products to market next year. The first consumer IoT product powered by PAASMER is set to launch in U.S Retail market in Jan 2017.

How are you better than the competitors? ^

What we do is to offer a gateway based data intelligence that means the client does not have a need to go to a cloud based cloud analytics unless it is absolutely necessary. What we do is make the sensors and gateways intelligent with our software so the client goes to cloud and analytics only if there is a need. That can benefit them through cost of maintaining the solution from a long term perspective. Most of these components are offered as freemium to our clients at prototype stage and then they start paying us for services, subscription and license once they go to production. This model is unique compared to our competitors who are offering only parts of the solution like cloud freemium and not build the entire solution stack as freemium.

What have your biggest challenges been so far? ^

Funding is a big challenge for us because there is a bunch of roadmap items that we have, and we need to fund the investment in terms of development on our roadmap. Our number two problem revolves around our sales and marketing. This is something we need to build up aggressively to go after the market.

What are you trying to do with the funds, what kind of mile stones are you trying to hit over the next year or two? ^

There are three things we are trying to use these funds for. Number one is to build on our product development, which is a late entry product development in terms of enabling roadmap items on the product development side. The second is to build a sales and marketing team that can aggressively focus and drive and get solutions out to the market. The third is to partner with a builder. We actually want to have quite a lot of hardware and software partners so that when a client comes with a particular requirement we can position our own IT to our partner's IT.

Could you tell us more about the team? Why you're the ones to make this all happen? ^

Right now we have two co-founders. One is myself, Chandramouli. I've been in HP and Intel over the past 17 years. The other is Kavitha who's also an ex-Intel employee with 16+ years of experience. We've been working on the software part of the solution for the past two years. We have quite a bit of track record in terms of building products, both hardware and software side.

When we started out in building this platform we were focused on enabling the software and we want to bring some of the people that we've been working with as our hardware partners. To date we have Intel, Mediatek, we have Qualcomm who are all signed up as our gateway partners. We have a couple of sensor partners that we have also signed up. This is again based on our Intel experience, and we have a bunch of OEM/ODMs based in China and Taiwan who are also on board in terms of designing hardware centric parts for our clients of which our software can be bundled along and implemented for that.

What are you worried about right now and in the future?

The speed in which the IoT is actually transforming, and the awareness of the IoT among the businesses is a challenge. Implementing an IoT solution with the businesses is one thing that has been growing at an exponential rate, which means people want to have IoT and actually want to solve their business problems using IoT. The pace at which many of the competitors are moving is also one of the key things that keeps me awake at night and many of the people are understanding that.

This is becoming the next revolution to internet is jumping on this opportunity. Amazon, Google, and Microsoft launched their IoT platform this year and when we started out in 2014 none of them were there, and the pace at which these guys are trying to capitalize on this opportunity is something that keeps me awake and it takes a lot of funds and aggression in this market to capture it.

What's your Exit Strategy? What kind of ROI can be expected?

M&A is one of our top exit strategy over a period of 5-7 years as our platform could be a complementary addition to an existing portfolio of a larger IoT cloud provider. Some of our competitors with equivalent platform architectures are either having a larger IoT player as strategic investor (Cisco is an investor in Ayla) or acquired by a larger player (Solair acquired by Microsoft). ROI can be expected to take a period until an Exit happens. Typical return rates tend to be higher in IoT space than other in technology space as IoT is in early adoption cycle of Gartner's Hyper Cycle for 2016.

RISKS SPECIFIC TO MOBODEXTER

1. IoT is an evolving field where there are no defined technology standards or practices and organizations are still evaluating their implementation strategy. Hence PAASMER has the risk of staying relevant in this context.

2. PAASMER has acquired a few customers and is working on a strong pipeline of leads who want to implement IoT solution in the short-term or long-term. Hence there is risk of these leads not converting into a client in the near term.

3. PAASMER's current revenue generation is nominal given that this is platform launched in 2016 and revenue generation is expected to be exponential over a period of time. There is potential risk that the revenue generation is turns out to be linear.

4. PAASMER's access to capital is very small and there is a lot of development and sales work to be done to catch up with the fast paced competitors in the market. Some of the competitors have raised up to $65 Million funds to be aggressive in the market. There is a potential risk that smaller fund avialability could impact the ability to sell aggressively to the market.

5. Many established players like Amazon, Google, Microsoft, Oracle, SalesForce, SAP have launched their IoT cloud platform and are offering free 1 year cloud subscription to everyone signing up. This has a potential risk for us to offer similar subscription on the cloud side and this could impact our revenue projection for the cloud subscription part of the revenue component.

6. PAASMER's partner ecosystem especially on the System Integration partners is not strong. This is a potential risk for delivering large scale enterprise projects as well for having two way revenue contribution by PAASMER and partners. This could impact our ability to sign large deal clients.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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LEADERS EXCELLENCE
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Chandramouli Srinivasan

Entrepreneur I Advisor I Solving Business Problems in IoT I Member of Leaders Excellence at Harvard Square

Austin, Texas Area | Information Technology and Services

Current	MOBODEXTER
Previous	ViewFindAR, Intel Corporation, Hewlett-Packard
Education	Pondicherry Engineering College

Send Chandramouli InMail

500+ connections

https://www.linkedin.com/in/chandramoulisrinivas

Contact Info

Posts

Published by Chandramouli

See more


How to choose your
IoT Platform Architecture?

How to choose your IoT Platform Architecture?
June 27, 2016


IOT
MOBODEXTER

IoT Adoption – Ambitious growth with Formidable...
May 18, 2016



Cloud Services Opportunity – Prime Time for Cloud...
February 16, 2016

Background

Summary

I am an Entrepreneur who co-founded MoboDexter that specialises in IoT products and platforms. MoboDexter's PAASMER is an AI platform for Internet of Things that is enabling IoT products in verticals like Connected Home, M2M, Retail and Health care.

Prior to starting MoboDexter, I had worked as a system software development/test engineer/lead and Manager in product R&D organization in Intel, Hewlett Packard and WIPRO. My experience includes 8 years of software product engineering in product R&D groups as an engineering manager in Intel and HP handling development and test programs. Specialty includes handling programs which involved building teams from scratch and leading them to successful execution on the new projects.

As an entrepreneur for the last 3 years, I learn every day and carry forward the experience to lead my team to focus on execution, agility & innovation. I also mentor other entrepreneurial aspirants to launch their startups. As a technology & business expert on IoT, Cloud & Analytics I offer consultancy on a few leading platforms like Upwork & Blur to promote entrepreneurship & prototyping.

PMI certified Project Management Professional (PMP) - PMBOK practitioner for the past 6 years and an Agile SCRUM practitioner for 6 years. I have filed 1 US patent, 1 India patent and 3 Research publications in software & mobility domains and passionate about solving problems with an innovative thinking.

I have additional experience of leading large org-wide programs/initiatives on -
Quality : Quality transformation, orthogonal defect classification (ODC), product defect prediction models, Closed Loop Quality System (CLQS)
Methodologies: Test driven development; Retention prediction model; Competency evaluation model adoptions
Business : Lean sigma, Business optimization using Moore's product adoption model, innovation initiatives on a large scale.

Experience

CoFounder | CEO | President at MoboDexter, Inc
MOBODEXTER
May 2013 – Present (3 years 5 months) | New York, USA; Bangalore, India; Singapore

Leading MoboDexter evolution into an IoT platform innovation company over the past 3 years.

MoboDexter, Co-Founded by Ex-Intel veterans in 2013 is based out in New York, Bangalore and Singapore. We are rapidly establishing itself as an innovative platform leader in the world of enterprise Internet of Things. In the booming and evolving Internet of Things market, MoboDexter has created a unique IoT platform to enable businesses to build their IoT products and solutions. PAASMER is a software suite that bundles all the elements needed to connect sensors, gateways, mobile application, cloud and analytics to develop, build and deploy connected IoT products quickly and efficiently.
PAASMER's end goal is to enable Artificial intelligence to "Things" so that Things are enabled with their own intelligence to act in the best interest of the user. Hence Machine learning and Deep learning are integral choices in the platform for our clients to leverage.
The unique aspects of PAASMER platform that differentiates our platform from other IoT Platforms in the market are
• Best In Class High Speed Edge Database
• Innovative Edge Analytics
• Modular Edge OS
• Innovative Edge & Cloud Security
• Dynamic Cloud Management

MoboDexter is advised by Gartner Inc. In a recent Gartner survey, top 4 verticals seeing steep growth in IoT implementations are HealthCare, Connected Home, M2M & Retail. These are the same 4 verticals that are growth focus for PAASMER and has signed up clients across the world in each of these verticals.

Co-Founder and Chief Technologist
ViewFindAR
January 2014 – March 2015 (1 year 3 months) | Bangalore

ViewFindAR is an Augmented Reality based Mobile/Cloud platform that offers additional perspective of the view on a mobile camera. MVP released in November 2014.
- Define, lead and drive the product/solution architecture
- Drive the definition, scope, prioritization and implementation of product/solution architecture
- Manage the IP portfolio for the product/solution architecture

View FindAR

Engineering Manager

Intel Corporation

March 2011 – May 2013 (2 years 3 months) | Bangalore

o Setup the software integration and validation organization in Intel,Bangalore for Intel tablets from scratch
o Lead the team to deliver on Intel's first tablet platform SoC – Clover Trail
o Reorganized the team with a completely different charter on software delivery for next tablet SoC platform – Bay Trail
o Engaged my team on presilicon effort by collaborating with SoC team for the next SoC platform – Cherry Trail
o Lead many first time initiatives like automation adoption, daily continuous integration, agile software development

4 recommendations, including:



Nagabhushan Reddy
Power Management Lead (Platform Arc...

Chandramouli is one of the good leaders I have worked with. He is easy to approach and work with and has a knack of quickly... View↓



Manini Sharma
Platform Software Quality Management ...

I worked with Mouli on one of the most challenging programs at Intel. He ensured that validation was never the long pole and... View↓

2 more recommendations↓

Project Manager

Hewlett-Packard

January 2007 – March 2011 (4 years 3 months) | Bangalore

Role : Project Manager for QA of software products involving testing, certification & benchmarking of various software products on HP system software stack with Server/Storage/Blades on Windows and Unix Operating systems
Responsibilities (Team size: 15 members)
o Project transition management
o Project planning, resource scheduling & progress tracking
o Managing a team of engineers and outsourced contractors
o Coaching and managing team
o Driving effectiveness and efficiencies for the team deliverables
o Stakeholder management with partners and internal customers
o Interfacing with customer for driving product improvements back into the product

7 recommendations, including:



Ramamoorthy Govindarajan (Gram)
Senior Technical Program Manager at O...

In my role as the deployment program manager for a data centre optimization/consolidation program, I had the opportunity to... View↓



Vinod Pademar
Systems Engineer

Chandramouli is one of the finest engineering lead that I have come across while working for HP. Chandramouli equally... View↓

5 more recommendations↓

Senior Software Engineer

Hewlett-Packard

December 2003 – December 2006 (3 years 1 month) | Bangalore

o Owned and driven the development planning, tracking and reporting for multiple releases of management software for HP BladeSystem
o Done Java development for product features
o Jointly with worked with product stakeholders like product marketing & sponsor for product demo and presentation
o Customer presentation of the blade management software products

Dell EMC Entrpise Support Engineer
WIPRO

May 2003 – November 2003 (7 months) | Bangalore

Role : Team lead for Dell product support Dell servers & SAN storage, Penang, Malaysia
Responsibilities (Team size: 8 members)
o Plan and drive SLAs for onsite customer support
o Install and troubleshoot high-end server and SAN storage product issues
o Provide training for the team engineers on Dell product support
Achievements
o Successfully completed the Dell SAN certification for offering Dell SAN support
o Successfully installed large SAN at customer sites for Novell Netware & Linux cluster systems
o Successfully handled 2 major customer escalations for Philips & CA
o Received Customer Support award for support to SAP India

Senior Engineer
Wipro Infotech Ltd

1999 – 2003 (4 years)

Responsibilities (Team size: 8 members)
o Platform validation of desktop, laptop and server products
o Customer Demo & presentation of products. Worked with India's leading agencies like NIC, NICSI & Public sector Banks
o Training the new engineers on product validations
Achievements
o Successfully completed multiple product validations on time for product launch & manufacturing
o Successfully completed multiple product demo to customers
o Received multiple awards and appreciation from Indian Govt. agencies like NIC/DGS&D/NICSI

Courses

Pondicherry Engineering College

- Electronics and Communication

Languages

English
Full professional proficiency

Hindi
Professional working proficiency

Publications

A Method To Do Modular Operating System Imaging For Easy Deployment Of Operating System
http://www.researchdisclosure.com

September 10, 2005

This paper talk about a method to do selective update of the operating system components without having the need to re-install the operating system completely for all minor modifications to the operating system

A Model to Construct Web Services based SNMP
Research Journal

October 18, 2006

This is a web service model construct algorithm to expose SNMP as a web service so that Web service layer can leverage the information propagated by SNMP agents

Certifications

Project Management Professional (PMP)
Project Management Institute (PMI)
Starting December 2010

DCSE – Dell Certified Support Engineer for Dell-EMC SAN
DELL COMPUTER INC., Penang, Malaysia
Starting June 2003

MCP – Microsoft Certified Professional – Windows 2000 Server
PROMETRIC - MICROSOFT
Starting September 2002

Patents

Evasion of Power On Self Test During an Operating System Initiated Reboot
United States 2/398,184
Issued June 20, 2009

A method to improve the post time on heavily loaded servers configurations to improve the boot time of the server

Method and System for creating and extracting interactive annotations of objects appearing in real-time images on a network enabled imaging device
India CHE-013
Filed August 20, 2014

Patent generally relate to the field of on-line augmented reality (AR), more specifically it relates to a method and system for creating and extracting interactive annotations for objects appearing in real-time images on a network enabled mobile imaging device.Augmented reality (AR) is a live, direct or indirect, view of a physical, real-world environment whose elements are augmented by computer-... **more**

Skills

Top Skills

- 54 Agile Methodologies
- 51 Team Management
- 47 Software Project...
- 45 Cloud Computing
- 37 Test Automation
- 18 Vendor Management
- 18 Product Management
- 17 Program Management
- 13 Integration
- 13 Entrepreneurship

Chandramouli also knows about...

11 Management | 11 Testing | 9 Product Engineering | 9 Systems Management
9 Mobile Devices | 8 SoC | 8 Project Delivery | 8 Test Engineering
8 Strategy | 5 Unix | 2 Linux | 2 Scrum | 2 Consulting
2 Embedded Systems | 2 Leadership | See 2+ >

Education

Pondicherry Engineering College

B.TECH, ECE

1995 – 1999

Bachelor of Engineering in Electronics and Communication Engineering.
Work on project and successfully completed prototype of a low cost Braile printer

Activities and Societies: Training and Placement Corodinator

1 course

Petit Seminaire

1982 – 1995

Additional Info

- **Interests**

Self-development, investing, philanthropy

- **Personal Details**

Birthday May 20

- **Advice for Contacting Chandramouli**

I see Linked as an opportunity
- For friends and ex-colleagues to stay connected;
- Talents with skill set required for my organization to get hired
- Seek and collaborate on new business opportunity with my organization

Volunteer Experience & Causes

Causes Chandramouli cares about:

- Economic Empowerment
- Education
- Science and Technology
- Social Services

Organizations

PMI

Recommendations

Received (11) Given (3)

Engineering Manager
Intel Corporation



Nagabhushan Reddy
Power Management Lead (Platform Architect) at Intel Corporation

" Chandramouli is one of the good leaders I have worked with. He is easy to approach and work with and has a knack of quickly understanding the issue at hand and taking the right steps to resolve them. He is very well respected among his peers and across. I am sure he will be very successful in what ever role and assignments he takes up...

August 10, 2015, Nagabhushan worked with Chandramouli at Intel Corporation



Manini Sharma
Platform Software Quality Management at Intel Corporation

" I worked with Mouli on one of the most challenging programs at Intel. He ensured that validation was never the long pole and executed flawlessly. He inspired his team to be super-fast, with near perfect issues reported. Mouli went through trial by fire, faced significant schedule pressures, changing platform configurations and management pressures. Yet, his team delivered... **more**

September 3, 2013, Manini worked with Chandramouli at Intel Corporation

Jayabalan S
Platform debug Engineer at Intel India Technology Pvt. Ltd

" Very much result Oriented and Understands his subordinates properly.Hears and allows people to share their ideas and gives them fair chance to play.

September 3, 2013, Jayabalan reported to Chandramouli at Intel Corporation



Kshitiz Agarwal
Developer on Android, Windows 8, IOS, OpenGL & Graphics.

" My interaction with Chandramouli has been great...
We worked on a couple of projects together. He has the ability to quickly understand the minutest of the details of a project on a technical as well as on a managerial front. He can identify the gaps and the risks associated and come up with reasonable plans.
He has a unique ability to maintain the right level of... **more**

September 2, 2013, Kshitiz worked directly with Chandramouli at Intel Corporation

Project Manager
Hewlett-Packard



Ramamoorthy Govindarajan (Gram)
Senior Technical Program Manager at Oracle India Development Centre, Bangalore

" In my role as the deployment program manager for a data centre optimization/consolidation program, I had the opportunity to interact closely with Mouli . In his role as the lab representative for his lab, he could vividly articulate the use cases for his lab and also present the requirements for their projects with clarity. He demonstrated thorough understanding of the use... **more**

July 7, 2013, Ramamoorthy worked with Chandramouli at Hewlett-Packard

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Kavitha Gopalan

Co-Founder I Chief Marketing Officer at MOBODEXTER - Internet Of Things PAAS

Austin, Texas Area | Computer Software

Current	MOBODEXTER
Previous	Intel Corporation, Intel Bangalore, Wipro Limited
Education	Pondicherry Engineering College

Send Kavitha InMail

500+ connections

https://www.linkedin.com/in/kavithagopalan

Posts

Published by Kavitha

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Fog Computing the Path Ahead for IOT

August 19, 2016



HEALTH
INSURANCE
HOME
AUTO
LIFE
FINANCE
INDEMNITY
LIABILITY
CO-PAYS
PROPERTY
FIRE
ADJUSTERS
PAYMENTS
REGULATIONS
CASUALTY
FEES

Internet of Things is Poised to Transform the ...

May 26, 2016



IoT

Healthcare Transformation Through IOT

December 30, 2015

Background

Summary

Co-founder Managing Director Chief Marketing Officer MoboDexter - Internet of things(IOT) PAAS

Cofounder and Managing Director of MoboDexter with 16 years of rich and diversified Experience in the field of IT worked in different domains design, development, Program Managment and people management areas.

Mobodexter is a technology company rapidly establishing itself as an innovation leader in the world of enterprise Internet of Thing Solution. We have created a unique end-to-end IoT platform/solution that helps our clients to quickly build and deploy their IoT products or solutions.This solution centers around our software PAASMER. PAASMER is the cornerstone of an extremely flexible and customizable IoT platform as a service. We offer the end to end stack for companies looking to develop , build and productize connected product. Our solution is extremely flexible, scalable and secure , customers can choose any hardware or sensors our software stack can seamlessly integrate with their existing infrastructure and help them to develop the IOT products using our MoboOS , PAASMER Cloud best analytics and feature rich Mobile application.
With PAASMER as your base, MoboDexter's technology consulting allows businesses to efficiently build, launch, and quickly deploy connected IoT solutions across a wide variety of verticals like smart homes, automotive, retail, healthcare, and many more.

Mobodexter has also build its own IOT product using all the components of PAASMER the Smart Power Strip. The goal was to build a hub for smart devices that also can act as energy management hub. To do that, we made the power strip itself as a smart hub -- it has the ability to manage phantom power (idle power) leading to 5-8% power savings. Using PAASMER's encrypted communication capabilities, the Smart Power Strip also provides a security framework for all your smart devices.

Experience

Co-Founder I Chief Marketing Officer
MOBODEXTER

July 2014 – Present (2 years 3 months) I Bangalore I New York

At Mobodexter we help company to develop build and launch Connected IOT products in a very quick and efficient way. We make it extremely simple for organization who want to develop connected product . By using PAASMER back end customer can transform their existing products or create new products for IOT. PAASMER includes
MoboOS: Customized operating system core that can run on any architecture , Networking components to support any communication protocol, Middle ware and cloud connectors.

Mobile APP:We provide a feature rich mobile app that has the capability to to manage and control the connected device, highly secure and provides data analytics

PAASMER Cloud: Cloud service to store and analyze the data from the sensors

PAASMER Analytics:offers Analytics, Data Visualization, Machine learning.

▸ 1 project

Program Manager
Intel Corporation

October 2013 – June 2014 (9 months) I Bangalore

Program Manager for Intels reference platform for Mobile Phones. Manange the development and execcution of the reference platform design and manufacture of mobile Phones. Co-ordinate between the Design and development team , Marketing team and the ODM factories in China and USA for planning , scheduling and execution of the board development Adept at resource allocation, resource optimization, factory capacity planning, loading to ensure smooth execution and on time delivery . Vendor management for procurment of components co-ordination between vendor , factory and procurement teams to ensure no road block for project execution. Budget planning and optimizing cost of execution. Schedule, scope, change management, risk assessment, mitigation planning. Effective communication between various teams like marketing, planning, design, procurement and with external teams like vendor, ODM to ensure on schedule execution of the projects.

Sr. Hardware Application Engineer
Intel Bangalore
June 2006 – September 2013 (7 years 4 months)

Technical Marketing Engineer , enabling mobile customer for TTM launch of their products. Involves debug of platform hardware issues, signal integrity issues, platform power issues bios issues and software interoperability issues. This role also involves creating platform design collaterals. Worked on board design. Schematics and layout analysis.Experience in graphics issue debug. HDMI,DP eDp compliance testing.

▾ 1 recommendation



Britto Rossario
Quality & Technology Architect at NetApp

I know Kavitha since my college days as a Senior and later as my colleague & mentor.She was one of the dedicated members in our team and an inspiration to be a fast learner.She is technical sound in Hardware and considered to be one of the best... View↓

Technical Engineer
Wipro Limited
2000 – 2003 (3 years)

Languages

English

Skills

Top Skills

- 21 Debugging
- 20 Hardware
- 15 Embedded Systems
- 13 C
- 13 Testing
- 11 Management
- 10 Team Management
- 6 Simulations
- 6 Hardware Architecture
- 6 Mobile Devices

Kavitha also knows about...

- 6 Vendor Management
- 5 PCIe
- 5 Product Management
- 5 Integration
- 4 Semiconductors
- 4 Device Drivers
- 4 Cloud Computing
- 4 Leadership
- 3 Storage
- 3 C++
- 3 Pre-sales
- 3 Project Management
- 2 SATA
- 2 Allegro
- 2 SoC

See 8+ ›

Education

Pondicherry Engineering College
B.Tech, Electronics and Communication
1996 – 2000

Additional Info

- **Personal Details**

Birthday October 30

Volunteer Experience & Causes

Opportunities Kavitha is looking for:

- Joining a nonprofit board
- Skills-based volunteering (pro bono consulting)

Projects

Smart Power Strip
January 2016

Sstrip is a Smart and Secure Power Strip that is also a Gateway. Its connected cloud & Mobile App solution that makes the Home connected, Saves power and Secures devices
Features of the Sstrip includes
Turn On/OFF the ports of the power strip from anywhere through the Mobile App.
Know how much power is consumed by your home appliance connected to the power socket through the built in Power... **more**

Recommendations

Received (1) Given (2)

Sr. Hardware Application Engineer
Intel Bangalore



Britto Rossario
Quality & Technology Architect at NetApp

"I know Kavitha since my college days as a Senior and later as my colleague & mentor.She was one of the dedicated members in our team and an inspiration to be a fast learner.She is technical sound in Hardware and considered to be one of the best resources in whatever team she has worked.I was privilleged to work with her in Wipro and later at Intel.Kavitha is known for... **more**

July 12, 2009, Britto worked directly with Kavitha at Intel Bangalore

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